UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2016

Cooper Tire & Rubber Company

(Exact name of registrant as specified in its charter)

Delaware	001-04329	344297750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Lima Avenue, Findlay, Ohio		45840
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   419-423-1321

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Cooper Tire & Rubber Company (the “Company”) held its Annual Meeting of Stockholders on May 6, 2016 (the “Annual Meeting”). The following are the final voting results on proposals considered and voted upon by stockholders at the Annual Meeting, all of which are described in more detail in the Company’s definitive proxy statement for the Annual Meeting filed March 23, 2016.

1.	The following individuals were elected to serve as directors for a term expiring at the next Annual Meeting of Stockholders in 2017. The voting results were as follows:

NOMINEE	VOTES FOR	VOTES WITHHOLD	BROKER NON-VOTES
Roy V. Armes	45,243,565	474,805	4,999,764

Thomas P. Capo	45,328,246	390,124	4,999,764

Steven M. Chapman	44,689,279	1,029,091	4,999,764

Susan F. Davis	45,334,250	384,120	4,999,764

John J. Holland	45,204,181	514,189	4,999,764

John F. Meier	44,512,986	1,205,384	4,999,764

Gary S. Michel	45,332,532	385,838	4,999,764

John H. Shuey	45,042,947	675,423	4,999,764

Robert D. Welding	44,556,712	1,161,658	4,999,764

2.	Ernst & Young LLP was ratified as the Company’s independent registered public accounting firm for the year ending December 31, 2016. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
49,807,880	790,115	120,139

3.	The non-binding advisory resolution on the Company’s executive compensation was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
42,984,668	2,388,475	345,227	4,999,764

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2016	COOPER TIRE & RUBBER COMPANY

	By:	/s/ Jack Jay McCracken
Jack Jay McCracken Assistant General Counsel and Assistant Secretary